                                                                     Exhibit 1.1

                           RANDGOLD RESOURCES LIMITED

                            7,000.000 Ordinary Shares
          in the form of Ordinary Shares or American Depositary Shares

                               (US$0.05 par value)

                             UNDERWRITING AGREEMENT

[_____________], 2005

HSBC Securities (USA) Inc.
     As Representative of the several Underwriters
     named in Schedule 1 hereto
     and as Global Coordinator
452 Fifth Avenue, Tower 9
New York, NY 10018
United States of America

HSBC Bank plc
As Sponsor
8 Canada Square
Canary Wharf
London E14 5 HQ
United Kingdom

Ladies and Gentlemen:

     Randgold Resources Limited, a corporation organized under the laws of
Jersey, the Channel Islands (the "Company"), proposes, subject to the terms and conditions set forth herein, to issue and sell to, or upon the order of, the several Underwriters named in Schedule 1 annexed hereto (the "Underwriters"), and the Underwriters propose, subject to the terms and conditions set forth herein, to purchase, severally and not jointly, from the Company an aggregate of
7,000,000 ordinary shares of US$0.05 per share of the Company (the "Firm
Shares").

     In addition, solely for the purpose of covering over-allotments and subject to the terms and conditions set forth herein, the Company proposes to grant an option to the Underwriters, exercisable at the sole and absolute discretion of the Representatives (as defined below) to purchase, severally and not jointly, up to an additional 1,050,000 ordinary shares of US$0.05 per share of the
Company (the "Option Shares"). The Firm Shares and the Option Shares are herein collectively called the "Shares". The ordinary shares of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Capital Shares".

     It is understood that, subject to the terms and conditions set forth herein, the Shares will be sold to, or upon the order of, the Underwriters in connection with the offer and sale of such Shares in the United States (the
"U.S. Offering"), Canada (the "Canadian Offering") and outside the United States and Canada (the "International Offering"). The U.S. Offering, the Canadian
Offering and the International Offering are hereinafter collectively referred to as the "Global Offering".

     HSBC Securities (USA) Inc. shall act as global coordinator (the "Global
Coordinator") for the Global Offering and as representative (the
"Representative") of the underwriters. The Shares to be offered and sold in the
U.S. Offering are sometimes referred to herein as the "U.S. Shares" and the
Shares to be offered and sold in the Canadian Offering and the International
Offering are sometimes referred to herein as the "International Shares." Of the
Firm Shares there will be [__] U.S. Shares and [__] International Shares. Offers
and sales by the Underwriters outside the United States will be made by their appropriately authorized affiliates.

     The Underwriters may elect to take delivery of the Shares issued pursuant to this Agreement in the form of Shares or in the form of American Depositary
Shares ("ADSs") evidenced by American Depositary Receipts ("ADRs"). The ADSs are
to be issued pursuant to a Deposit Agreement, dated as of July 1, 1997, as amended and restated as of June 26, 2002, and further amended and restated as of
July 10, 2002, the form of ADR of which was amended effective March 10, 2003
(the "Deposit Agreement"), by and among the Company, The Bank of New York, as depositary (the "Depositary"), and all owners and holders from time to time of the ADRs issued thereunder by the Depositary and evidencing the ADSs. Each ADS will initially represent the right to receive one Share deposited pursuant to the Deposit Agreement. Except as the context may otherwise require, references herein to the Shares (whether Firm Shares or Option Shares, U.S. Shares or
International Shares) shall include all of the Shares whether in the form of
Shares or ADSs.

     Three forms of prospectus and/or offering memoranda are to be used in connection with the Global Offering, one for each of the U.S. Offering, the
Canadian Offering and the International Offering. The form of the offering memorandum used in connection with the Canadian Offering will be identical to the U.S. form of the prospectus except for certain additional pages referred to as the Canadian Supplement, dated October [__], 2005. The international form of the prospectus will be identical to the U.S. form of the prospectus except for certain additional pages referred to as the International Supplement, dated
October [__], 2005. The Company has filed, in accordance and in conformity with the requirements of the U.S. Securities Act of 1933, as amended (the "Securities
Act"), and the rules and regulations thereunder, with the U.S. Securities and
Exchange Commission (the "Commission") a registration statement on Form F-3
(File No. 333-127711), including a form of prospectus meeting the requirements of the Securities Act furnished to the Representative for use in connection with the U.S. Offering (the "U.S. Preliminary Prospectus"). Except where the context otherwise requires, the registration statement, as amended when it becomes effective, including any information contained in any prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act and deemed to be a part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, [and] the documents incorporated by reference in the prospectus contained in the registration statement at the time such registration statement became effective [and also including any registration

statement filed pursuant to Rule 462(b) under the Securities Act], is herein called the "Registration Statement". The prospectus, in the form filed by the
Company with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second business day (as defined in the rules and regulations under the Securities Act) after the date hereof (or such earlier time as may be required under the Securities Act and the rules and regulations thereunder) or, if no such filing is required, the form of final prospectus included in the
Registration Statement at the time it became effective, is herein called the
"U.S. Prospectus". Each of the U.S. Preliminary Prospectus and the U.S.
Prospectus will be supplemented with certain additional pages for use in the
Canadian Offering (as so supplemented, the "Canadian Preliminary Offering
Memorandum" and the "Canadian Offering Memorandum," respectively). Any reference herein to the U.S. Preliminary Prospectus shall include reference to the portion of the Canadian Preliminary Offering Memorandum that comprises the U.S.
Preliminary Prospectus, and any reference herein to the U.S. Prospectus shall include reference to the portion of the Canadian Offering Memorandum that comprises the U.S. Prospectus. The preliminary prospectus dated September 30,
2005 used in connection with the International Offering is referred to as the
"International Preliminary Prospectus" and the prospectus in final form for use in connection with the International Offering and for purposes of Admission (as defined below) is referred to as the "International Prospectus". The Canadian
Preliminary Offering Memorandum, the International Preliminary Prospectus and
the U.S. Preliminary Prospectus are herein collectively referred to as the
"Preliminary Prospectuses" and the Canadian Offering Memorandum, the
International Prospectus and U.S. Prospectus are herein collectively referred to as the "Prospectuses". Any reference herein to any Preliminary Prospectus or
Prospectus shall be deemed to refer to and include any documents incorporated by reference therein as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any
Preliminary Prospectus or Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, and incorporated by reference therein; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the
U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act") after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.

     A registration statement on Form F-6 (File No. 333-91398) relating to the
ADSs has also been filed, in accordance and in conformity with the requirements of the Securities Act, and has been declared effective by the Commission. The registration statement on Form F-6, as amended at the time when it became effective, is referred to in this Agreement as the "ADS Registration Statement".

     For purposes of this Agreement, "Business Day" means any day, excluding
Saturday and Sunday, on which banking institutions are generally open for normal banking business in London and New York City.

     The Company understands that: (i) the Underwriters intend to make a public offering in the United States of the U.S. Shares as soon after the Registration
Statement has become effective as in the judgment of the Representative is advisable and initially to offer the U.S. Shares upon the terms set forth in the
U.S. Prospectus, and (ii) the Underwriters, through their affiliates, intend to make an offering of the International Shares concurrently with the offering of the U.S. Shares and initially to offer the International Shares to residents of
Canada upon the terms set forth in the Canadian Offering Memorandum in connection with the Canadian Offering and to non-residents of Canada and outside the United States upon the terms set forth in the International Prospectus in connection with the International Offering.

     The Company acknowledges and agrees that (i) the purchase and sale of the
Shares pursuant to this Agreement is an arm's-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not as the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company, its board of directors or its current shareholders with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company, its board of directors or its current shareholders, except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that, save as otherwise expressly agreed in writing, it will not claim that any of the Underwriters has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the
Company, its board of directors or its current shareholders, in connection with such transaction or the process leading thereto.

     The Company, the Underwriters and the Sponsor agree as follows:

1.   SALE AND PURCHASE

     (a) On the basis of the representations, warranties and covenants contained in this Agreement, and subject to its terms and conditions set forth herein, the
Company agrees to issue and sell [__] Firm Shares to, or upon the order of, each
Underwriter in accordance with Section 2 of this Agreement and each Underwriter, severally and not jointly, agrees to purchase from the Company the number of
Firm Shares set forth opposite the name of such Underwriter in Schedule 1 annexed hereto (subject to such adjustments to eliminate fractional Shares or
ADSs as the Representative may determine), which shall be deliverable in the form of Shares or ADSs (as designated by the Representative on behalf of the
Underwriters), in each case at a price of: US$[__] per Share ("the Purchase
Price").

     (b) In addition, the Company hereby grants to the Representative on behalf of the several Underwriters the option to purchase, and on the basis of the representations, warranties and covenants contained in this Agreement, and subject to its terms and conditions set forth herein, the Underwriters have the right to purchase, severally and not jointly, from the Company, all or a portion of the Option Shares, which shall be deliverable in the form of Shares or ADSs
(as designated by the Representative on behalf of the Underwriters), solely to cover over-allotments made in connection with the offering of the Firm Shares, at the same Purchase Price per Share to be paid by the Underwriters to the
Company for the Firm Shares. This option may be exercised at the election of the
Representative on behalf of the several Underwriters in whole or in part at any time or from time to time on or before the 30th calendar day following the First
Time of Purchase (as defined below), by written notice, in the form of Schedule
2 annexed hereto, to the Company from the Representative at least two Business
Days before the Time of

Purchase (as defined below). Such notice shall be irrevocable and shall set forth the aggregate number of Option Shares as to which the option is being exercised and the Time of Purchase when the Option Shares are to be delivered.
The number of Option Shares to be sold to, or upon the order of, each
Underwriter in accordance with Section 2 of this Agreement shall be the number which bears the same proportion to the aggregate number of Option Shares being purchased as the number of Firm Shares set forth opposite the name of such
Underwriter on Schedule 1 annexed hereto bears to the total number of Firm
Shares issued and sold pursuant to the terms hereof (subject to such adjustments to eliminate fractional shares or ADSs as the Representative may determine).

     (c) Upon the authorization by the Company of the release of the Firm
Shares, the several Underwriters propose to offer the Firm Shares for sale and issuance by the Company in accordance with Section 2 of this Agreement upon the terms and conditions set forth in the Prospectuses. Each Underwriter represents and warrants to, and agrees with, the Company to the effect set forth in Annex
A.

2.   PAYMENT AND DELIVERY

     (a) Payment of the aggregate Purchase Price for the Firm Shares to be sold and issued by the Company shall be made by the Representative on behalf of the
Underwriters in U.S. dollars in immediately available funds by wire transfer to the account of the Company specified in writing by the Company to the
Representative. If the option to purchase Option Shares provided for in Section
1(b) hereof shall have been exercised, payment of the aggregate Purchase Price for the Option Shares to be sold and issued by the Company shall be made by the
Representative on behalf of the Underwriters in U.S. dollars in immediately available funds by wire transfer to the account of the Company specified in writing by the Company to the Representative. The time and date of such payment shall be, with respect to the Firm Shares, 8:00 a.m. London time on October
[__], 2005, or at the same time on such other date, not later than October [__],
2005, as shall be designated in writing by the Representative after consultation with the Company where practicable, and, if the option to purchase Option Shares provided for in Section 1(b) hereof shall have been exercised, at 8:00 a.m.
London time on the date specified by the Representative in the written notice
(which date shall be two Business Days from the date of such notice) given by the Representative of its election, on behalf of the Underwriters, to purchase such Option Shares in accordance with the terms of Section 1(b) hereof. Payment for the Firm Shares and, if applicable, the Option Shares, shall be deemed to be released at the time of Admission of the Shares. Such time and date for delivery of the Firm Shares is herein called the "First Time of Purchase", such time and date for delivery of the Option Shares, if not the First Time of Purchase, is
herein called the "Additional Time of Purchase", and each such time and date for delivery is herein called a "Time of Purchase". At each Time of Purchase, the
Company shall pay in U.S. dollars in immediately available funds by wire transfer to or for the account of the Representative specified by the
Representative to the Company the total of all expenses (as set forth in Section
5.1(l) hereof) then due and owing to the Underwriters, the Sponsor (as defined below) and the Underwriters' and Sponsor's counsel, if any, to the extent they have been ascertained by the Underwriters and Sponsor and agreed to by the
Company, all as set forth in a detailed and itemized invoice to be delivered by the Representative to the Company no later than two Business Days prior to the
Time of Purchase and confirmed by the Company. The Representative shall, in its sole and absolute discretion, have the right to elect to

deduct from its payment of the aggregate Purchase Price payable at any Time of
Purchase under this Section 2(a), the amounts payable by the Company under this
Section 2(a) in lieu of a wire of transfer of the funds from the Company.

     (b) At 8:00 a.m. London time on each Time of Purchase, the Company shall issue the Shares to be delivered on such Time of Purchase, in registered form and procure (i) that these Shares are registered on the Company's share register in Jersey, Channel Islands, in the names of the initial purchasers of these
Shares procured by the Underwriters or in the name of the London office of the
Depositary, as the custodian of the Depositary (the "Custodian") with respect to
Shares represented by ADSs, and (ii) that such Shares are delivered to the accounts of the initial purchasers of the Shares procured by the Underwriters, or in the case of Shares represented by ADSs, to the deposit account of the
Depositary established with the Custodian. The Company will issue the Shares in registered form as further provided below. Payment for the Firm Shares and, if applicable, the Option Shares, shall be deemed to be released at the time of
Admission of the Shares.

     (c) With respect to Shares to be delivered in the form of ADSs, against such payment and delivery, the Company shall deposit the Shares with the
Depositary pursuant to the terms of the Deposit Agreement and procure that the
Depositary issues and delivers to the several Underwriters or to their order in such place as the Representative may reasonably require, ADRs duly executed in accordance with the provisions of the Deposit Agreement. ADR certificates for the ADSs which represent Shares, if any, shall be in such denominations and registered in such names as the Representative may request in writing no later than two Business Days before the applicable Time of Purchase. The Company will cause the form of ADR evidencing the ADSs to be made available for checking at least 24 hours prior to the Time of Delivery (as defined below) with respect thereto at the office of the Depositary or its designated custodian.

     (d) With respect to Shares to be delivered in certificated form, against such payment and delivery, the Company shall deliver the Shares to the
Representative, or, with respect to Shares to be delivered in uncertificated form, against such payment and delivery, the Company shall deposit the Shares through CREST, being the U.K. system for settlement in uncertificated form.
Certificates evidencing the Shares shall be in such denominations and registered in such names as the Representative may request in writing no later than two
Business Days before the applicable Time of Purchase. The Company will cause any certificates evidencing the Shares to be made available for checking at least 24 hours prior to the Time of Delivery (as defined below) with respect thereto at the office of its transfer agent, Computershare Investor Services (Channel
Islands) Limited.

3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     3.1 The Company represents and warrants to, and agrees with, each of the
Underwriters and the Sponsor that, as of the date hereof, each Time of Purchase and each date on which a Prospectus is issued:

     (a) The Registration Statement has been filed with the Commission. The
Registration Statement and any post-effective amendment thereto (each in the form heretofore delivered to the Representative for each of the other
Underwriters) have been declared effective by the

Commission in such form. No other document with respect to the Registration
Statement or any other document incorporated by reference therein has been filed with the Commission. The Commission has not issued an order preventing or suspending the use of the Registration Statement or the U.S. Prospectus nor
instituted or threatened proceedings for that purpose.

     (b) No stop order preventing or suspending the use of any U.S. Preliminary
Prospectus or Registration Statement has been issued by the Commission. Each
U.S. Preliminary Prospectus, at the time of filing thereof with the Commission, conformed in all material respects to the requirements of the Securities Act and the rules and regulations thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to any statement contained or omission made in the
U.S. Preliminary Prospectus in reliance upon and in conformity with information furnished in writing by or on behalf of any Underwriter through the
Representative to the Company expressly for use therein.

     (c) The Registration Statement conforms, and the U.S. Prospectus and any further amendments or supplements to the Registration Statement or the U.S.
Prospectus will conform, in all material respects to the requirements of the
Securities Act and the rules and regulations thereunder. The Registration
Statement does not contain and will not, as of the applicable effective date as to the Registration Statement and any amendment or supplement thereto, contain an untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.
The U.S. Prospectus does not and will not, as of the applicable filing date as to the U.S. Prospectus or any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to any statement contained or omission made in the Registration Statement or the U.S. Prospectus in reliance upon and in conformity with information furnished in writing by or on behalf of any Underwriter through the Representative to the Company expressly for use in the Registration Statement or the U.S. Prospectus.

     (d) The documents incorporated by reference in the U.S. Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the U.S. Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading

     (e) Each of the Canadian Preliminary Offering Memorandum, the International
Preliminary Prospectus, the Canadian Offering Memorandum and the International
Prospectus does not and as of the date thereof, does not or did not, and any further amendments or supplements to such prospectus or offering memorandum, as the case may be, as of the date of any such amendment or supplement, will not, contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to any statement contained or omission made in conformity with information furnished in writing by or on behalf of any Underwriter through the Representative to the Company expressly for use in such prospectus or offering memorandum.

     (f) The information contained in the verification notes in the agreed form confirming the accuracy of certain information in the Prospectuses are true and accurate in all material respects and not misleading in any material respect and all expressions of opinion and expectation therein contained are honestly and fairly based and such replies have been prepared or approved by persons having appropriate knowledge and responsibility to enable them properly to provide such replies and all such replies have been given in good faith.

     (g) The ADS Registration Statement has been filed with the Commission. The
ADS Registration Statement and any post-effective amendment thereto (each in the form heretofore delivered to the Representative for each of the other
Underwriters) have been declared effective by the Commission in such form. The
Commission has not issued an order preventing or suspending the use of the ADS
Registration Statement nor instituted or threatened proceedings for that purpose. The ADS Registration Statement conforms, and any further amendments to the ADS Registration Statement will conform, in all material respects to the requirements of the Securities Act and the rules and regulations thereunder. The
ADS Registration Statement does not contain and will not, as of the applicable effective date as to the ADS Registration Statement and any amendment thereto, contain an untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     (h) Since the respective dates as of which information is given in the
Registration Statement and the U.S. Prospectus, there has not been any material change in the share capital (other than as a result of grants or exercises under the Company's benefits plans) or increase in long- term debt of the Company or any of its subsidiaries (as listed in Exhibit 8.1 of the Company's annual report on Form 20-F for the year ended December 31, 2004), including, for the avoidance of doubt, Morila Limited, Randgold Resources (Somilo) Limited, Societe des Mines
de Morila SA and Societe des Mines de Loulo SA (collectively, the
"Subsidiaries"), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, financial position, shareholders' equity or results of operations of the Company and its Subsidiaries taken as a whole (a "Material
Adverse Effect") otherwise than as set forth or contemplated in the U.S.
Prospectus as amended or supplemented; and except as set forth or contemplated in the U.S. Prospectus as amended or supplemented neither the Company nor any of its Subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and its Subsidiaries taken as a whole;

     (i) Each of the Company and its Subsidiaries has been duly incorporated, is validly existing as a corporation under the laws of its jurisdiction of incorporation and has the corporate power and authority (corporate or otherwise)
to own, lease and operate its properties and conduct its business as described in the U.S. Prospectus as amended or supplemented, and, to the extent that such concept is applicable in such jurisdiction, is in good standing under the laws of its jurisdiction of incorporation and each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, other than where failure to be in good standing would not have a
Material Adverse Effect. The Subsidiaries are the only subsidiaries, direct or indirect, of the Company.

     (j) The Company has the authorized capitalization set forth in the U.S.
Prospectus as amended or supplemented, and all of the issued and outstanding ordinary shares of the Company have been duly authorized and validly issued and are fully paid and non-assessable. To the best of the Company's knowledge, the table of share ownership set forth under the heading "Principal Shareholders" in the U.S. Prospectus accurately reflects beneficial ownership of the Company's ordinary shares as at the date set forth therein.

     (k) The Shares to be issued by the Company and sold to, or upon the order of, the Underwriters have been duly authorized and, when issued and paid for pursuant to this Agreement will have been duly and validly issued, fully paid and non-assessable. The statements set forth under the heading "Description of
Our Memorandum and Articles of Association and Ordinary Shares" in the
Prospectuses as amended or supplemented, insofar as such statements purport to summarize certain provisions of the Company's ordinary shares and the Company's
Memorandum and Articles of Association, provide a fair and accurate summary of such provisions in all material respects. There are no restrictions on transfers of the Shares except as described in the U.S. Prospectus as amended or supplemented and they may freely be deposited by the Company with the Depositary or its custodian. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any of the Company's ordinary shares.

     (l) The Deposit Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and legally binding agreement of the
Company, enforceable against the Company in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors' rights generally and to general equity principles.

     (m) Upon due issuance by the Depositary of ADRs evidencing ADSs against the deposit of Shares in respect thereof in accordance with the provisions of the
Deposit Agreement, such ADRs evidencing ADSs will be duly and validly issued and the persons in whose names the ADRs evidencing ADSs are registered will be entitled to the rights specified therein and in the Deposit Agreement. There are no restrictions on subsequent transfers of ADSs except as described in the U.S.
Prospectus as amended or supplemented.

          The statements set forth under the heading "Description of American
Depositary Receipts" in the Prospectuses as amended or supplemented, insofar as such statements purport to

summarize certain provisions of the ADSs, ADRs and the Deposit Agreement, provide a fair and accurate summary of such provisions in all material respects.

     (n) All of the outstanding shares of each of the Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, directly or indirectly through one or more
Subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature, except as described in the U.S. Prospectus as amended or supplemented. With respect to such shares owned by the Company, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of, or ownership interest in, the Subsidiaries are outstanding, except as described in the U.S.
Prospectus as amended or supplemented.

     (o) Except as described in the U.S. Prospectus as amended or supplemented, no person has preemptive rights, co-sale rights, rights of first refusal or other rights to purchase any of the Shares other than those that have been expressly waived prior to the date hereof; except as described in the U.S.
Prospectus as amended or supplemented, no person has the right, contractual or otherwise, to cause the Company to issue to such person, or register pursuant to the Securities Act and the rules and regulations thereunder, any ordinary shares or other equity securities of the Company, including, but not limited to, preference shares.

     (p) Except as described in the U.S. Prospectus as amended or supplemented, there are no outstanding (i) securities or obligations of the Company or any of its Subsidiaries convertible into or exchangeable for any ordinary shares of the
Company or any of its Subsidiaries, (ii) warrants, rights or options to subscribe for or purchase from the Company or any of its Subsidiaries any ordinary shares or any such convertible or exchangeable securities or (iii)
obligations of the Company or any of its Subsidiaries to issue any ordinary shares, any such convertible or exchangeable securities or obligations or any such warrants, rights or options.

     (q) The form of certificate for the Shares (to the extent Shares are issued in certificated form) conforms to the requirements of the laws of Jersey and the
Memorandum and Articles of Association of the Company; the form of certificate for the ADRs conforms in all material respects to the requirements of the
Deposit Agreement.

     (r) This Agreement has been duly authorized, executed and delivered by the
Company.

     (s) Each of the Company and its Subsidiaries has all permits, licenses, consents, approvals, authorizations, orders, registrations, clearances and qualifications (collectively, "Governmental Authorizations") and has made all filings required under any statute or any order, regulation or rule of any governmental or regulatory agency or body having jurisdiction over the Company or its Subsidiaries, as the case may be, or over any of their respective properties (each, a "Governmental Agency"), in each case necessary to conduct its business as described in the U.S. Prospectus as amended or supplemented, except for such Governmental Authorizations or filings the failure of which to obtain or make would not have a Material Adverse Effect.

                                       10

     (t) The issuance of the Shares, the deposit by the Company of the Shares with the Depositary against receipt of ADRs evidencing ADSs, the issuance of the
ADRs, the sale of the Shares and compliance by the Company with all of the provisions of this Agreement and the Deposit Agreement, and the consummation of the transactions herein and therein contemplated, will not conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default under (or constitute any event which with notice, lapse of time, or both would result in any breach or violation of any of the terms or provisions of, or constitute a default under), the Memorandum or Articles of
Association or other charter document of the Company or any of its Subsidiaries or, except as described in the U.S. Prospectus as amended or supplemented and except for such matters (other than with respect to the Memorandum or Articles of Association or other charter document of the Company or any of its
Subsidiaries) as would not have a Material Adverse Effect, the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other evidence of indebtedness, or any lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties is or may be bound or affected, nor will such action result in any violation of any statute or any order, rule or regulation of any
Governmental Agency, except as described in the U.S. Prospectus as amended or supplemented; and no Governmental Authorizations of or filing with any
Governmental Agency is required to be obtained or made by the Company for the issue of the Shares and the ADRs evidencing ADSs, the sale of the Shares and the
ADRs, the application of the proceeds of such sale and issuance as set forth in the U.S. Prospectus as amended or supplemented or the consummation by the
Company of the transactions contemplated by this Agreement or the Deposit
Agreement, except such as have been obtained and are in full force and effect or will have been obtained prior to the Time of Purchase and such Governmental
Authorizations as may be required under state securities or "blue sky" laws in connection with the purchase and distribution of the Shares by the Underwriters.

     (u) Except as described in the U.S. Prospectus as amended or supplemented, no Governmental Authorizations (including any foreign exchange or foreign currency Governmental Authorizations) are required for the Company to pay dividends, if any, declared by the Company to the holders of Shares, including the Depositary.

     (v) Except as described in the U.S. Prospectus as amended or supplemented and except for such matters as would not have a Material Adverse Effect, (i) the
Company and its Subsidiaries are each in compliance with all applicable
Environmental Laws (as defined below), (ii) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable
Environmental Laws and are in compliance with their requirements, (iii) there are no pending or, to the Company's knowledge, threatened Environmental Claims against the Company or any of its Subsidiaries. There are no costs or liabilities of the Company or any of its Subsidiaries associated with
Environmental Laws (including, without limitation, any capital or operating expenditure required for clean-up, closure of properties or compliance with
Environmental Laws or any Governmental Authorization, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect. For purposes of this Section 3.1(v), the following terms shall have the following meanings:
"Environmental Law" means federal, provincial, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof, including any judicial or administrative order,

                                       11

consent decree or judgment, relating to the environment, human health, safety or any hazardous or toxic chemical, material or substance, exposure to which or release of which is prohibited, limited or regulated by any Governmental Agency.
"Environmental Claim" means any administrative, regulatory or judicial action, suit, demand, demand letter, claim, lien, notice of noncompliance or violation, investigation or proceeding arising under any Environmental Law.

     (w) Except as described in the U.S. Prospectus as amended or supplemented and, other than in the case of (i)(a) below, except for such matters as would not have a Material Adverse Effect, (i) neither the Company nor any of its
Subsidiaries is in breach or violation of any of the terms or provisions of, or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach or violation of any of the terms or provisions of, or constitute a default under), (a) its respective Memorandum or
Articles of Association or other charter document or (b) in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other evidence of
Indebtedness, or any lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or any of their respective properties is or may be bound or affected, and (ii) neither the
Company nor any of its Subsidiaries is in violation of, or in default under, any
Governmental Authorization or any statute or any order, regulation or rule of any Governmental Agency.

     (x) Except as described in the U.S. Prospectus as amended or supplemented, there is no action, suit, claim or proceeding pending or, to the Company's knowledge, threatened to which the Company, any of its Subsidiaries or any executive officer or director of the Company or any of its Subsidiaries is a party before any court or administrative agency or otherwise which if determined adversely to the Company or any of its Subsidiaries or such officer or director could reasonably be expected to have a Material Adverse Effect or to prevent the consummation of the transaction contemplated hereby.

     (y) Each of the Company and its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is customary of companies engaged in similar industries.

     (z) Each of the Company and its Subsidiaries have good title in fee simple to all real property and good and marketable title to all other properties and assets reflected in the financial statements (or as described in the U.S.
Prospectus as amended or supplemented) described herein, subject to no liens, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the U.S. Prospectus as amended or supplemented) or which are not material in amount. Any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

     (aa) The Company or one of its Subsidiaries holds freehold title, mining leases, mining claims or other conventional proprietary interests or rights recognized in the jurisdiction in which each property described in the U.S.
Prospectus as amended or supplemented is located, in the ore bodies and mineral inventories and the milling facilities described in the U.S. Prospectus as

                                       12

amended or supplemented (and all properties respectively relating thereto) under valid, subsisting and enforceable title documents, contracts, leases, licenses or occupation, mining concessions, permits, or other recognized and enforceable instruments and documents, sufficient to permit the Company or one of its
Subsidiaries, as the case may be, to explore for, extract, exploit, remove, process and refine the minerals relating thereto, except as described in the
U.S. Prospectus as amended or supplemented or where the failure so to hold would not have a Material Adverse Effect. In addition, except as described in the U.S.
Prospectus as amended or supplemented or where the failure so to have would not have a Material Adverse Effect, either the Company or one of its Subsidiaries has all necessary surface rights, water rights and rights in water, rights of way, licenses, easements, ingress, egress and access rights, and all other necessary rights and interests granting the Company or one of its Subsidiaries, as the case may be, the rights and ability to explore for, mine, extract, remove and process the minerals derived from the ore bodies and mineral inventories described in the U.S. Prospectus as amended or supplemented and to transport for refinement, market or distribute the ore and metals produced at the milling and processing facilities described in the U.S. Prospectus as amended or supplemented. Each of the aforementioned interests and rights is currently in good standing, except where the failure to be in good standing would not have a
Material Adverse Effect.

     (bb) Except as disclosed in the U.S. Prospectus, no labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the best knowledge of the Company, is imminent or threatened that individually or in the aggregate is reasonably likely to have a Material Adverse Effect.

     (cc) Each of the Company and its Subsidiaries have filed all income, franchise and other tax returns required to be filed through the date hereof and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith and for which an adequate reserve for accrual have been established in accordance with generally accepted accounting principles except insofar as the failure to file such returns or to pay such taxes or assessments is not reasonably likely to have a Material Adverse Effect. All tax liabilities have been adequately provided for in the financial statements of the
Company, and the Company does not know of any actual or proposed additional material tax assessments. Neither the Company nor any of its Subsidiaries have been involved in any material dispute with any tax authority.

     (dd) Neither the Company nor any of its Subsidiaries has violated any applicable law or regulation relating to the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

     (ee) PricewaterhouseCoopers and PricewaterhouseCoopers Inc., who have certified certain of the financial statements filed with the Commission as part of the Registration Statement and have audited certain financial statements of the Company and its Subsidiaries included in or incorporated by reference in the
Prospectuses, are independent public accountants with respect to the Company and its Subsidiaries as required by the Securities Act and the rules and regulations thereunder and the U.K. Listing Authority Rules (as defined below).

                                       13

     (ff) The consolidated financial statements of the Company and the
Subsidiaries included in the Registration Statement and the Prospectuses (and
any amendment or supplement thereto), together with related schedules and notes, present fairly, in all material respects, the financial position, results of operations and cash flows and changes in the consolidated financial position of the Company and its Subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply. Except as otherwise stated in the Registration Statement and the Prospectuses such consolidated financial statements and related schedules and notes have been prepared in accordance with International Financial Reporting Standards consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary consolidated financial and operating data and selected historical financial data included in the Registration Statement and the Prospectuses as amended or supplemented presents fairly in all material respects the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company.

     (gg) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with the management's general or specific authorization, (ii)
transactions are recorded as necessary to permit preparation of financial statements in conformity with International Financial Reporting Standards and generally accepted accounting principles in the United States and to maintain accountability of assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (hh) Neither the Company nor any of its Subsidiaries is and, giving consideration to the consummation of the transactions contemplated hereby and the application of proceeds as described in the Prospectuses under the caption
"Use of Proceeds", will be a "passive foreign investment company" or a "foreign personal holding company" within the meaning of Section 1296(a) of the United
States Internal Revenue Code of 1986, as amended.

     (ii) The Company intends to apply through the Sponsor to the U.K. Financial
Services Authority in its capacity as competent authority under the U.K.
Financial Services and Markets Act 2000 (the "U.K. Listing Authority") for the
Shares and ADSs to be admitted to the official list maintained by the U.K.
Listing Authority (the "Official List") and to London Stock Exchange plc (the
"London Stock Exchange") for such Shares to be admitted to trading on the London
Stock Exchange's market for listed securities, which applications, once granted, will together constitute admission of the Shares to the Official List and to trading on the London Stock Exchange ("Admission"); the Company intends to submit to the U.K. Listing Authority for formal approval the International
Prospectus for the purposes of obtaining Admission. With respect to the
Admission and the International Prospectus (including any amendments and supplements thereto):

     (i) The International Prospectus (including any amendments and supplements thereto) and all other documents required by the Listing Rules, Prospectus
     Rules and Disclosure Rules made by the U.K. Listing Authority under Section
     73A U.K. FSMA (the "U.K. Listing Rules", the "U.K. Prospectus Rules" and
     the "U.K. Disclosure Rules",

                                       14

     respectively, and together, the "U.K. Listing Authority Rules") and the
     Admission and Disclosure Standards of the London Stock Exchange (the
     "Admission Standards") will, at their respective dates, contain all particulars and information required by, and will comply with U.K. FSMA, the U.K. Listing Authority Rules, Commission Regulation (EC) No 809/2004 of
     29 April 2004 (the "Prospectus Directive Regulation"), the Companies
     (General Provisions) (Jersey) Order 2002 in Jersey (to the extent applicable), the Admission Standards and all other relevant laws and regulations and, having regard to the particular nature of the Shares,
     ADSs, the Company and its Subsidiaries contain all such information necessary to enable investors to make an informed assessment of the matters specified in Section 87A(2) of U.K. FSMA;

     (ii) there are no matters other than those disclosed in the International
     Prospectus (including any amendments and supplements thereto) or otherwise in writing to the U.K. Listing Authority which, in the opinion of the
     Company (in consultation with its legal advisors), should be taken into account by the U.K. Listing Authority in considering the applications for
     Admission and/or in deciding whether the Admission would be detrimental to investors' interests;

     (iii) the Company has satisfied and continues to satisfy all of the requirements of the U.K. Listing Rules and Disclosure Standards that apply to it in respect of the Admission, is able to comply with and where applicable has complied with the listing principles set out in Chapter 7 of the U.K. Listing Rules, and has satisfied and continues to satisfy all applicable requirements set out in the U.K. Listing Authority Rules.
     Furthermore, the directors have had explained to them the nature and extent of their responsibilities and obligations under the U.K. Listing Authority
     Rules;

     (iv) the Company and its Subsidiaries will have sufficient working capital available for their requirements for at least the next 12 months from the date of publication of the International Prospectus;

     (v) all statements made or information provided by or on behalf of the
     Company to the U.K. Listing Authority, the London Stock Exchange and/or the
     Sponsor are (or, when made, will be) true and accurate in all material respects and are not (or, when made, will not be) misleading and all expressions of opinion, intention or expectation made by or on behalf of the Company to the U.K. Listing Authority are (or, when made, will be)
     truly and honestly held and fairly made on reasonable grounds and/or assumptions after due and careful consideration and enquiry and there are no facts which have not been disclosed in writing to the U.K. Listing
     Authority, the London Stock Exchange and/or the Sponsor which by their omission make any such statements misleading or which are material for disclosure to any of them;

     (vi) Admission will comply with all agreements or arrangements to which the
     Company and/or its Subsidiaries is a party or by which the Company and/or its Subsidiaries or any of its property is bound and will not exceed or infringe any restrictions or the terms of any contract, obligation or commitment by or binding upon the Company's board of directors, or result in the imposition or variation of any material rights or obligations of the
     Company; and

                                       15

     (vii) The cash flow and working capital projections contained in the working capital report prepared by PricewaterhouseCoopers have been properly and carefully compiled on the basis of the assumptions set out in the projections (and no other material assumptions) and such assumptions are fair and reasonable and there are no facts known or which on reasonable enquiry could have been known to the Company or the directors of the
     Company which have not been taken into account in the preparation of such projections and which could reasonably be expected to have a material effect thereon and all information relating to the Company supplied by the
     Company to the Sponsor for the purpose of its examination and review of the working capital projections of the Company is true and accurate in all material respects and is not by itself or by omission misleading in any material respect.

     (jj) The Company is in compliance in all material respects with the reporting, filing and other applicable requirements of all statutes, laws, rules and regulations of any jurisdiction or any statutory or regulatory board, authority or other body which apply to the Company as a result of the listing of its ordinary shares on and global depositary shares on the London Stock
Exchange.

     (kk) The ADSs have been approved for quotation on the Nasdaq National
Market, subject to notice of issuance.

     (ll) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the
Prospectuses, will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended and the rules and regulations of the Commission thereunder.

     (mm) Neither the Company nor any of its affiliated purchasers (as defined in Rule 100 of Regulation M) has, either alone or with one or more other persons, bid for or purchased, for any account in which the Company or any of its affiliated purchasers has a beneficial interest, any Shares, any instruments exchangeable for, representing interests in, or the right to an allotment of, any such securities or any right to purchase any such securities (collectively, the "Subject Securities") or attempted to induce any person to purchase any
Subject Securities, except as otherwise provided in this Agreement or to the extent otherwise permitted by Regulation M; and neither the Company nor any of its affiliated purchasers has made bids or purchases for the purpose of creating actual or apparent active trading in, or of raising the price of, the Shares or other Subject Securities. For the purposes of this Section 3(mm), "Regulation M"
means Regulation M under the Exchange Act and the rules and regulations thereunder.

     (nn) Neither the Company nor any of its Subsidiaries has taken or may take, directly or indirectly any action which was designed to stabilize or manipulate or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the
Company to facilitate the sale or resale of the Shares and ADSs.

     (oo) To the extent that information is required to be publicly disclosed under the U.K. Financial Services Authority's Price Stabilizing Rules (the
"Stabilizing Rules") before stabilizing transactions can be undertaken in compliance with the safe harbor provided under such

                                       16

Stabilizing Rules, such information has been adequately publicly disclosed
(within the meaning of the Stabilizing Rules).

     (pp) The Company has not (i) other than the Canadian Offering Memorandum, provided prospective purchasers in any of the provinces of Canada (the
"Qualifying Provinces") with any document or other material that would constitute an offering memorandum with the meaning of Canadian Securities Laws
(as defined below); or (ii) engaged in any form of general solicitation or general advertising in Canada in connection with the offer and sale of the
Shares.

     (qq) The Company has complied with all applicable laws in each of the
Qualifying Provinces and the respective regulations made thereunder, together with applicable published fee schedules, prescribed forms, policy statements, orders, blanket rulings and other regulatory instruments of the securities regulatory authorities in each such province (the "Canadian Securities Laws")
that are necessary to ensure that the purchase and sale of the Shares as contemplated in this Underwriting Agreement may lawfully occur in each of the
Qualifying Provinces without the necessity of the filing of a prospectus in any
Qualifying Province.

     (rr) Except as described in the U.S. Prospectus as amended or supplemented, no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, making any other distribution on such Subsidiary's share capital, repaying to the Company any loans or advances to such Subsidiary from the Company or transferring any of such Subsidiary's property or assets to the Company or any other Subsidiary, and the Company is not currently prohibited, directly or indirectly, from paying any dividends or making any other distribution on the Shares.

     (ss) There is and has been no failure on the part of the Company and any of the Company's directors or officers, in their capacities as such, to comply with any provision of the U.S. Sarbanes Oxley Act of 2002 (the "Sarbanes Oxley Act")
and the rules and regulations promulgated in connection therewith, including
Section 402 of the Sarbanes Oxley Act related to loans and Sections 302 and 906 of the Sarbanes Oxley Act related to certifications, to the extent that the applicable provision was effective at the time of determination.

4.   APPLICATION FOR ADMISSION AND APPOINTMENT OF SPONSOR

     (a) The Company hereby confirms the appointment of HSBC Bank plc as the sponsor (the "Sponsor") required by the U.K. Listing Rules in connection with the Admission with all necessary powers, authorities and discretions on behalf of the Company which are necessary for, or incidental to, such appointment and the proper performance of its functions. The Company hereby agrees to ratify and confirm everything which the Sponsor shall lawfully and reasonably do in the exercise of such appointment, powers, authorities and discretions.

     (b) The Sponsor agrees to use all reasonable endeavors to perform, in a timely manner, those matters required to be performed by the Sponsor in connection with Admission including, but not limited to, liaising with the U.K.
Listing Authority and the London Stock Exchange in relation to any matter arising out of or in connection with the Admission.

     (c) The Company agrees it will (so far as is within their power), at any time before or after the date on which Admission becomes effective, in consultation with the Sponsor, execute

                                       17

or cause to be executed all such documents, provide or cause to be provided all such information, give all such undertakings, pay such fees as are required, and do or cause to be done everything reasonably required by the Sponsor to satisfy its obligations under U.K. FSMA, the U.K. Listing Rules and the Admission
Standards or which is reasonably necessary to comply with U.K. FSMA, the U.K.
Listing Rules (including the Listing Principles set out in Chapter 7 of the U.K.
Listing Rules) the Admission Standards and the requirements of the U.K. Listing
Authority, the London Stock Exchange or any other regulatory body in connection with the Admission.

     (d) The Company acknowledges that the Sponsor's responsibilities as sponsor are owed solely to the U.K. Listing Authority and that by agreeing to act as sponsor under Chapter 8 of the U.K. Listing Rules this does not extend any duties or obligations to anyone else, including the Company.

     (e) The Sponsor is hereby authorized to deliver the information or documents set out in Annex B to the U.K. Listing Authority, the London Stock
Exchange or to any other regulatory body if and to the extent required.

5.   AGREEMENTS OF THE COMPANY

     5.1 The Company agrees:

     (a) To use its best efforts to cause the Registration Statement and the ADS
Registration Statement to become effective at the earliest possible time and, if required, to file the U.S. Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act.

     (b) To make available to the Underwriters in such cities and locations as the Representative shall reasonably designate, as soon as practicable after the
Registration Statement becomes effective (and in any event by 10:00 a.m., London time, on the Business Day next succeeding the date of this Agreement), and thereafter from time to time to furnish to the Underwriters, as many copies of the U.S. Prospectus, the Canadian Offering Memorandum and the International
Prospectus (or of any such prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request; if the delivery of a prospectus is required in connection with offers and sales of the Shares, and if at such time any event shall have occurred as a result of which any of the Prospectuses as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectuses are delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Registration Statement in order to comply with the Securities
Act and the rules and regulations thereunder, the Company shall notify the
Underwriters and upon their request file such document and prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of amended
Prospectuses or supplements thereto which will correct such statement or omission or effect such compliance;

                                       18

     (c) To deliver to the Representative, at the expense of the Company, two signed copies of the Registration Statement (as originally filed) and each amendment thereto or as supplemented, in each case including exhibits, and to each Underwriter a conformed copy of the Registration Statement (as originally filed) and each amendment thereto or as supplemented, in each case without exhibits; and in case any Underwriter is required to deliver a prospectus in connection with sales of the Shares in the United States at any time nine months or more after the time of issue of the Prospectuses, upon the request of the
Representative but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as the Representative may reasonably request of an amended or supplemented U.S. Prospectus complying with Section 10(a)(3) of the Securities Act.

     (d) To advise the Representative promptly, confirming such advice in writing, (i) when each of the Registration Statement and the ADS Registration
Statement has become effective, (ii) when any post-effective amendment to the
Registration Statement becomes effective and (iii) when a U.S. Prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act
(which the Company agrees to file in a timely manner under such Rule).

     (e) To advise the Representative promptly, confirming such advice in writing, of the receipt of any comments from the Commission or of any request by the Commission for amendments or supplements to the Registration Statement, ADS
Registration Statement or U.S. Prospectus, as then amended or supplemented, or for additional information with respect thereto, or of notice of the institution of proceedings for, or the entry of, a stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement or of any order preventing or suspending the use of any U.S. Preliminary Prospectus or the U.S.
Prospectus, as then amended or supplemented, and promptly to use every reasonable effort (i) to prevent the issuance of any stop order and (ii) if any stop order is issued, to obtain the lifting or withdrawal of such order as soon as possible.

     (f) To advise the Representative promptly of any proposal to file, amend or supplement the Registration Statement, the ADS Registration Statement or any of
the Prospectuses, as then amended or supplemented, to furnish the Representative with copies of any such documents, amendments or supplements a reasonable amount of time prior to such filing or use, and to file no such amendment or supplement to which the Representative or counsel to the Underwriters shall object in writing.

     (g) To furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offer and sale under the securities or
"blue sky" laws of such states and other jurisdictions as the Representative may designate and to use its best efforts to maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation in any such state or other jurisdiction, to subject itself to taxation as doing business in any such state or other jurisdiction or to file a general consent to the service of process under the laws of any such state or other jurisdiction;
and to promptly advise the Representative of the receipt by the Company of any notification with respect to (i) the suspension of the qualification of the
Shares for sale in any jurisdiction or (ii) the initiation or threatening of any proceeding for such purpose.

                                       19

     (h) If the Registration Statement at the time of the effectiveness of this
Agreement does not cover all of the Shares, to file a Rule 462(b) Registration
Statement with the Commission registering the Shares not so covered in compliance with Rule 462(b) by 10:00 p.m., New York City time, on the date of this Agreement and to pay to the Commission the filing fee for such Rule 462(b)
Registration Statement at the time of the filing thereof or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the
Securities Act.

     (i) To make generally available to its shareholders (within the meaning of the Securities Act and the rules and regulations thereunder) as soon as practicable and in any event within the period required by law, an earnings statement of the Company and its Subsidiaries (which need not be audited)
complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158 under the Securities Act).

     (j) To furnish to its shareholders within the period required under the
Exchange Act and the rules and regulations thereunder after the end of each financial year an annual report, including a balance sheet, statements of income and of cash flow of the Company for such financial year, accompanied by a copy of the certificate or report thereon of internationally recognized independent certified public accountants.

     (k) To furnish or make available to the Representative and, upon request, to each of the other Underwriters for three years, as soon as they are available, (i) a copy of any reports or other communications which the Company shall send to its shareholders or shall from time to time publish or publicly disseminate, (ii) a copy of all annual and current reports filed with the
Commission on Forms 20-F and 6-K, or such other similar form as may be designated by the Commission, and (iii) a copy of documents or reports filed with the Commission or any securities exchange on which any class of securities of the Company is listed.

     (l) To pay or cause to be paid all costs and expenses relating to the performance of the obligations of the Company under this Agreement and any related arrangement, including, without limitation, (i) the preparation, printing and filing of the Registration Statement, the ADS Registration
Statement, the Preliminary Prospectuses, the Prospectuses and any amendments or supplements thereto, as well as the mailing and delivery of copies of the
Preliminary Prospectuses, the Prospectuses and any amendments or supplements thereto in such quantities as the Underwriters may reasonably require, (ii) the preparation, printing and delivery to the Underwriters of the Underwriting
Agreement, the Deposit Agreement and such other documents as may be reasonably required in connection with the Global Offering, or the purchase, sale or delivery, as applicable, of the Shares, (iii) the preparation, issuance and delivery of any certificates for the Shares to the order of the Underwriters,
(iv) the reasonable fees and disbursements of each of the Company's counsel, accountants and other advisors, (v) the reasonable fees and disbursements of the
Sponsor's and the Underwriters' counsel (up to the agreed cap of US$325,000),
(vi) the qualification of the Shares under the securities or "blue sky" laws in accordance with the provisions of Section 5.1(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and distribution of any Blue Sky Memoranda (up to the agreed cap of US$10,000),
(vii) the fees and expenses of any transfer secretary or registrar for the
Shares, (viii) the filing fees incident to the review by the NASD of the terms of the sale of

                                       20

the Shares, (ix) the filing fees of the Commission, (x) the fees and expenses incurred in connection with the listing or supplemental listing, if any, of the
ADSs representing shares of the Company on Nasdaq National Market, (xi) the fees and expenses of, in connection with, or incidental to the Admission, including listing the Shares on the London Stock Exchange (xii) the fees payable by the
Company, if any, for depositing the Shares under the Deposit Agreement with the
Depositary against issuance of the ADRs, (xiii) the fees and expenses payable by the Company, if any, of the Depositary and any custodian appointed under the
Deposit Agreement, (xiv) all taxes and duties, if any, incident to the sale and issuance, in accordance with Section 2 of this Agreement, or delivery of the
Shares, including any stamp duty or transfer taxes or other duties payable upon the sale and issuance, in accordance with Section 2 of this Agreement or delivery of the Shares to the Underwriters, their transfer between Underwriters pursuant to the Agreement Among Underwriters, and their onward sale to purchasers as contemplated in the Global Offering, (xv) all marketing and road show expenses, including the reasonable fees and expenses of the road show coordinator, if any, the preparation of all promotional materials (including but not limited to slides, videos and brochures) in connection with the investor presentations, and including but not limited to, travel and lodging expenses of the Company and the Underwriters, (xvi) all reasonable advertising expenses and the fees of any media relations or publicity agents in connection with the
Global Offering, (xvii) the filing and any related fees payable to the relevant securities commissions in the Qualifying Provinces in connection with the offer or sale of the Shares in Canada and (xviii) all other reasonable out-of-pocket expenses. Any individual expenses greater than US$5,000 (other than the fees and disbursements of the Sponsor's and Underwriters' counsel) shall be pre-approved by the Company. All amounts paid or reimbursed to the Underwriters and/or the
Sponsor under this Section 5.1(l) shall be in US dollars (with amounts payable in a currency other than US dollars convertible to US dollars using an exchange rate reasonably acceptable to the Underwriters' or the Sponsor, as the case may
be) and also include any value added tax or applicable taxes with respect thereto, and shall, to the extent ascertained by the Underwriters at the Time of
Purchase, be paid in accordance with Section 2 hereof (amounts which are ascertained by the Underwriters and the Sponsor after such time to be paid promptly in immediately available funds by wire transfer to an account designated by the Representative upon written notification by the
Representative).

     (m) To use best efforts to obtain from the Registrar of Companies in accordance with Article 5 of the Companies (General Provisions) (Jersey) Order
2002, as amended, consent to the circulation of the Prospectuses; and to use best efforts to keep in effect the consent from the Jersey Financial Services
Commission under Article 4 of the Control of Borrowing (Jersey) Order 1958 as
amended for the issue of the Shares by the Company.

     (n) As soon as practicable on or after the date of this Agreement, to submit a copy of the International Prospectus to the U.K. Listing Authority for
approval in accordance with the U.K. FSMA and the U.K. Prospectus Rules and
(subject to obtaining such approval) to publish the International Prospectus in accordance with the U.K. Prospectus Rules.

     (o) To use its best efforts to list for quotation the ADSs on Nasdaq
National Market and to use its best efforts to procure Admission not later than
8:00 a.m. London time on the First Time of Purchase (or such later time and/or date as the Company may agree with the Representative).

                                       21

     (p) To comply with the Deposit Agreement so that ADRs evidencing ADSs to be delivered to the Underwriters at each Time of Purchase are executed by the
Depositary (and, if applicable, countersigned).

     (q) Neither the Company nor any of its affiliated purchasers (as defined in
Rule 100 of Regulation M) will, either alone or with one or more other persons, until such time as the Representative shall have notified the Company of the completion of the distribution of the Shares by the Underwriters and that all stabilization activities with respect to such distribution have been terminated, bid for or purchase, for any account in which the Company or any of its affiliated purchasers has a beneficial interest, any Shares or attempt to induce any person to purchase any Shares, except as otherwise provided in this
Agreement or to the extent otherwise permitted by the Exchange Act and the rules and regulations thereunder; and neither the Company nor any of its affiliated purchasers will, until such time described above, make bids or purchases for the purpose of creating actual or apparent active trading in, or of raising the price of, the Shares or the ADSs.

     (r) To use the net proceeds received by the Company from the sale of the
Shares by the Company pursuant to this Agreement in the manner specified in the
Prospectuses under the heading "Use of Proceeds".

     (s) To the extent not previously provided, to provide or procure to be provided to the Sponsor or its legal counsel if the Sponsor shall so request, the documents and information listed in Annex B, in a form satisfactory to the
Sponsor and by the time and dates specified therein, provided that the Sponsor may in its absolute discretion, waive the requirement that the Company deliver to it any of the documents required to be so delivered pursuant to this Section
5.1(s) or may extend the time and date for delivery of any such documents.

     (t) That every significant new factor, material mistake or inaccuracy relating to the information included in the International Prospectus (in each case referred to, and in the case of significant defined in, Section 87G U.K.
FSMA) which arises between the time when the International Prospectus is approved by the U.K. Listing Authority and Admission will be dealt with in accordance with Section 87G U.K. FSMA and the U.K. Prospectus Rules and, in
particular, should the need arise, and in consultation with the Sponsor, a supplementary prospectus will be submitted to the U.K. Listing Authority for approval and published in accordance with the U.K. Prospectus Rules (in such form as the Sponsor may approve; such approval not to be unreasonably withheld);
and the Company will procure immediately to be brought to the notice of the
Sponsor any such significant new factor, material mistake or inaccuracy relating to the information included in the International Prospectus of which it is, or becomes, aware.

     (u) Within ten days of the First Time of Purchase, to file the Canadian
Offering Memorandum in each of the Qualifying Provinces in Canada where such filing is required, along with all other documents required to be filed therewith and the requisite fee.

     (v) The Company and it subsidiaries will not, during the period from the date hereof until the expiry of 180 days following the date of the International
Prospectus, directly or indirectly, offer, issue, sell, pledge, issue options in respect or otherwise dispose of any ordinary

                                       22

shares, ADSs or any other securities of the Company (or any interest therein or in respect thereof) or any other securities exchangeable for, or convertible into, or substantially similar to the Company's ordinary shares or ADSs or enter into any transaction having substantially the same effect or agree to do any of the foregoing other than (i) with the prior written consent of the
Representative or (b) the grant of options or the exercise of options which have been granted pursuant to the Company's share option scheme as in effect on the date hereof.

6.   REIMBURSEMENT OF EXPENSES

     If the Shares are not delivered for any reason, the Company shall, notwithstanding anything contained in Section 5.1(l) hereof to the contrary, pay any and all amounts due and owing to all parties as described in Section 5.1(l)
hereof; provided, however, that the Company shall be obligated to pay such amounts due and owing to the Underwriters only to the extent such amounts are accountable out-of-pocket expenses or fees and disbursements of legal counsel to the Underwriters and the Sponsor.

7.   CONDITIONS OF UNDERWRITERS' OBLIGATIONS

     The several obligations of the Underwriters hereunder to purchase the
Shares at the First Time of Purchase or any Additional Time of Purchase, as the
case may be, are subject to the performance by the Company of its obligations hereunder and to the following additional conditions:

     (a) All the representations and warranties of the Company contained in this
Agreement shall be true and correct at the Time of Purchase with the same force and effect as if made at the Time of Purchase.

     (b) The Company shall, at the Time of Purchase, have delivered to the
Representative a certificate dated the Time of Purchase from two of the
Company's authorized officers to the effect that (i) the Company shall have performed such of its obligations under this Agreement as are to be performed at or before the Time of Purchase and (ii) the conditions described in paragraphs
(a), (m), (n), (o) and (p) of this Section 7 have been met.

     (c) The Underwriters shall have received at the Time of Purchase the opinion of Fulbright & Jaworski L.L.P., special U.S. counsel for the Company, dated the Time of Purchase, in form and substance satisfactory to the
Representative, and substantially in the form of Exhibit A to this Agreement.

     (d) The Underwriters shall have received at the Time of Purchase the opinion of Ogier & Le Masurier, Jersey counsel for the Company, dated the Time of Purchase, in form and substance satisfactory to the Representative, and substantially in the form of Exhibit B to this Agreement.

     (e) The Underwriters shall have received at the Time of Purchase the opinion of Maitre Issaka Keita, Mali counsel for the Company, dated the Time of
Purchase, in form and substance satisfactory to the Representative, and substantially in the form of Exhibit C to this Agreement.

                                       23

     (f) The Underwriters shall have received at the Time of Purchase the opinion of David Haddon, in-house counsel to the Company, dated the Time of
Purchase, in form and substance satisfactory to the Representative, and substantially in the form of Exhibit D to this Agreement.

     (g) The Underwriters shall have received at the Time of Purchase the opinion of Stikeman Elliot, Canadian counsel for the Company, dated the Time of
Purchase, in form and substance satisfactory to the Representative, and substantially in the form of Exhibit E to this Agreement.

     (h) The underwriters shall have received at the Time of Purchase the opinion of Cleary Gottlieb Steen and Hamilton LLP, special U.S. counsel for the
Underwriters, dated the Time of Purchase.

     (i) The Underwriters shall have received at the Time of Purchase the opinion of Emmet, Marvin & Martin LLP, special U.S. counsel for the Depositary dated the Time of Purchase, in form and substance satisfactory to the
Representative, and substantially in the form of Exhibit F to this Agreement.

     (j) The Representative shall have received from PricewaterhouseCoopers and
PricewaterhouseCoopers Inc., letters dated the date of this Agreement and the
Time of Purchase and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms heretofore approved by the
Representative, and substantially in the form prescribed by Statement on
Auditing Standards 72: "Letter for Underwriters and Certain other Requesting
Parties".

     (k) No amendment or supplement to the Registration Statement, the ADS
Registration Statement or the U.S. Prospectus shall be filed prior to the time the Registration Statement becomes effective to which the Representative reasonably objects in writing.

     (l) The Registration Statement shall have become effective at or before
5:30 p.m., New York City time, on the date of this Agreement and the U.S.
Prospectus shall be filed with the Commission pursuant to Rule 424(b) under the
Securities Act not later than the second full business day (as defined in the rules and regulations under the Securities Act) after the date of this
Agreement; provided, however, that the Company and the Representative may from time to time agree on a later date.

     (m) Prior to the Time of Purchase, (i) no stop order with respect to the effectiveness of the Registration Statement or the ADS Registration Statement
shall have been issued under the Securities Act or proceedings initiated for that purpose shall have been commenced or threatened by or shall be pending before the Commission; (ii) the Registration Statement and the ADS Registration
Statement, and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) none of the Prospectuses nor any amendments or supplements thereto, or modifications thereof, if any, shall contain an untrue statement of a material fact or omit to state a material fact required to be stated

                                       24

therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

     (n) Neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements included in the U.S.
Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as described or contemplated in the U.S. Prospectus, and (ii) since the respective dates as of which information is given in the Registration Statement and the U.S. Prospectus, there shall not have been any material change in the share capital (other than as a result of grants or exercises under the Company's benefit plans) or increase in short-term or long-term debt of the Company or any of its Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, directors of the Company, executive officers of the
Company, financial position, shareholders' equity or results of operations of the Company and its Subsidiaries, taken as a whole, otherwise than as described or contemplated in the U.S. Prospectus as amended or supplemented, the effect of which, in any such case described in clause (i) or (ii), in the judgment of the
Representative makes it impracticable or inadvisable to proceed with the Global
Offering or the delivery of the Shares on the terms and in the manner contemplated in the U.S. Prospectus.

     (o) The Shares issued in the form of ADSs shall have been listed for quotation on the Nasdaq National Market and such listing shall not have been withdrawn.

     (p) The application for Admission shall have been approved (subject to issuance of the Shares) prior to the First Time of Purchase.

     (q) The Representative shall have received each of the lockup agreements from the directors of the Company, which agreements shall be in full force and effect at the Time of Purchase, and substantially in the form of Exhibit G to this Agreement.

     (r) The Representative on behalf of the Underwriters and the Sponsor shall have received such other resolutions, consents, authorizations, opinions, letters and other documents relating to the Global Offering as the Underwriters may reasonably require.

     (s) The offer and sale of the Shares in the Qualifying Provinces of Canada shall be exempt from the prospectus requirements of, and in compliance with, all
Canadian Securities Laws and no approval or consent of or filing with any governmental authority or stock exchange in the Qualifying Provinces is required in connection with such offer and sale except as have been made or received, as applicable.

     (t) The documents and information set out in Section 1 of Annex B have been delivered by the Company in accordance with Section 5.1(s).

     (u) Any supplementary prospectus which may be required pursuant to Section
87(G) of U.K. FSMA or the U.K. Prospectus Rules shall have been approved by the
UKLA and published in accordance with the U.K. Prospectus Rules by the time of
Admission.

                                       25

     (v) Admission of the Firm Shares and, if applicable, the Option Shares shall have become effective.

8.   TERMINATION

     (a) Notwithstanding anything herein contained to the contrary, this
Agreement (or the several obligations of the several Underwriters with respect to the Option Shares) may be terminated in the absolute discretion of the
Representative, by written notice given to the Company, after the execution and delivery of this Agreement and prior to the Time of Purchase (or, in the case of the Option Shares, any Additional Time of Purchase), if (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the NASD, the
Chicago Board Options Exchange, the Chicago Mercantile Exchange, the Chicago
Board of Trade or the London Stock Exchange, (ii) trading of any securities of or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in (A) New York shall have been declared by either federal U.S. or
New York State authorities or (B) Canada or London shall have been declared by relevant Canadian or U.K. authorities, as the case may be, (iv) (A) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States, or (B) there shall have been any other calamity or crisis or any change in political, financial or economic conditions, or (v)
there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the case of clauses (iv) or (v) above, in the judgment of the Representative, is material and adverse and which, in the judgment of the Representative, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectuses.

     (b) If the Representative elects to terminate this Agreement as provided in this Section 8, the Company and each other Underwriter shall be notified promptly by letter or facsimile.

     (c) In the event that this Agreement is terminated pursuant to this Section
8, the Company shall not be under any obligation or liability under this
Agreement (except to the extent provided in Sections 5.1(l), 6 and 10 hereof which sections shall survive any termination hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 10 hereof which section shall survive any termination hereof) or to one another hereunder.

     (d) For the avoidance of doubt, this Agreement may not be terminated in relation to any Shares after the Admission of such Shares has become effective.

9.   INCREASE IN UNDERWRITERS' COMMITMENTS

     If at the Time of Purchase, any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting
Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Shares to be

                                       26

purchased on such date, the other Underwriters shall be obligated severally in the proportions that the aggregate number of Shares set forth opposite their respective names in Schedule 1 bears to the aggregate number of Shares described opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representative may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided, however, that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 9 by an amount in excess of one-tenth of such number of
Shares without the written consent of such Underwriter. If at the Time of
Purchase any Underwriter or Underwriters shall fail or refuse to purchase the
Shares which it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date, the Representative may in its discretion arrange for itself or another party or other parties to purchase such Shares on the terms contained in this Agreement.
If within 36 hours after such default by any Underwriter the Representative does not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to the Representative to purchase Shares on such terms. In the event that, within the respective prescribed periods, the Representative notifies the Company that it has so arranged for the purchase of such Shares, or the Company notifies the Representative that it has so arranged for the purchase of such Shares, then either the Representative or the Company shall have the right to postpone the Time of Purchase, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectuses or in any other documents or arrangements may be effected. If no such arrangements for the purchase of such Shares are made within the respective prescribed periods, this Agreement (or the obligations of the several Underwriters to Purchase the Option Shares, as the case may be)
shall terminate without liability on the part of any non-defaulting Underwriter or the Company. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such
Underwriter under this Agreement.

10.  INDEMNITY AND CONTRIBUTION

     (a) The Company agrees to indemnify and hold harmless each Underwriter, each affiliate of any Underwriter which assists such Underwriter in the distribution of the Shares and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) arising out of, based upon or caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration
Statement or the ADS Registration Statement (each as amended or supplemented), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented) or any
Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except in any case insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon

                                       27

and in conformity with information relating to any Underwriter furnished to the
Company in writing by such Underwriter through the Representative expressly for use therein.

     (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Company's directors and officers who sign the
Registration Statement and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to
the same extent as the foregoing indemnity from the Sellers to each Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, any Prospectus, any amendment or supplement thereto, or any Preliminary Prospectus.

     (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying
Person") in writing, and the Indemnifying Person, upon request of the
Indemnified Person, shall retain counsel reasonably satisfactory to the
Indemnified Person to represent the Indemnified Person and any others the
Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceedings, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified
Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified
Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified
Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters, each affiliate of any Underwriter which assists such Underwriter in the distribution of the Shares and such control persons of Underwriters shall be designated in writing by the Representative and any such separate firm for the
Company, the Company's directors and officers who sign the Registration
Statement and control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, which shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any
Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such
Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such

                                       28

request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any
Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

     (d) If the indemnification provided for in paragraphs (a), (b) and (c) of this Section 10 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under either such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, and the Underwriters from the offering of the
Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, and the Underwriters in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the
Company, and the Underwriters shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses)
received by the Company and the total underwriting discounts and the commissions received by the Underwriters, in each case as set forth in the table under the heading "Plan of Distribution", bear to the aggregate public offering price of the Shares. The relative fault of the Company, and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the
Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purposes) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations described above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim.

     Notwithstanding the provisions of this Section 10, in no event shall an
Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the
Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 10 are several in proportion

                                       29

to the respective number of Shares described opposite their names in Schedule I hereto and not joint.

     (f) The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

11.  SPONSORS INDEMNITY

     (a) No claim shall be made against the Sponsor, any holding company (as defined in the Companies Act 1985) of the Sponsor, any subsidiary undertaking
(as defined in the Companies Act 1985) of the Sponsor or any such holding company, or any of their respective associates, or any of the directors, officers or employees of any such person (each of the foregoing, an "Indemnified
Party") by the Company or any of its subsidiary undertakings or associates to recover any damage, loss, liability, cost, charge or expense which the Company or any of its subsidiary undertakings or associates may suffer or incur or claim to have suffered or incurred by reason of or arising out of the carrying out by any Indemnified Party of obligations or services in connection with this
Agreement or otherwise in connection with or incidental to the Admission or the arrangements contemplated by the Prospectuses, or any of them, or this Agreement or any other agreement relating to Admission, provided that such damage, loss, liability, cost, charge or expense does not arise primarily from any conduct, action or omission comprising gross negligence, bad faith or willful default of the relevant Indemnified Party.

     (b) The Company hereby undertakes with the Sponsor that it will indemnify and hold harmless each Indemnified Party and at all times keep each Indemnified
Party fully and effectively indemnified against all or any claims (whether or not successful, compromised or settled), liabilities, actions, demands, proceedings, investigations (including for the avoidance of doubt, regulatory or governmental investigations) and judgments (each a "Claim") which that
Indemnified Party may wheresoever suffer or incur or which may be brought or threatened to be brought against or incurred by that Indemnified Party in any jurisdiction whatsoever by any person, government, governmental agency or regulatory body whatsoever and against all losses, costs, penalties, damages, charges, liabilities, expenses (including legal fees) or taxes (each an
"Expense") which that Indemnified Party may suffer or incur as a result thereof
(including but without limitation all Expenses suffered or incurred in responding to, disputing or considering any such Claim and/or in establishing its rights to be indemnified pursuant to this Section 11 and/or in seeking advice as to any Claim or in any way related to or in connection with this indemnity or the Admission) and which in any such case arises directly or indirectly out of or in connection with or results from or is attributable to anything done or omitted to be done by any person (including an Indemnified
Party) in connection with Admission or the arrangements contemplated by the
Prospectuses, or any of them, or this Agreement or any other agreement relating to Admission and which does not in any such case arise from any conduct, action or omission comprising gross negligence, bad faith or willful default of the relevant Indemnified Party.

     (c) The Company shall not, without the prior written consent of the relevant Indemnified Party, admit any liability in respect of, effect any settlement, compromise, consent to entry of any judgment in or otherwise seek to terminate any pending or threatened proceeding

                                       30

in respect of which any Indemnified Party is or could reasonably have been a party and indemnity could have been sought under this Section 11 by such
Indemnified Party, unless such settlement or action includes an unconditional release of such Indemnified Party from all liability or claims that are the subject matter of such proceedings.

     (d) Any amounts payable by the Company under this Section 11 shall be paid to the relevant Indemnified Party promptly following receipt of a written request for payment from the Sponsor, which shall specify the currency of payment.

     (e) This Section 11 shall be governed by and construed in accordance with
English law and the parties hereby submit for all purposes connected herewith to the exclusive jurisdiction of the High Court of Justice in England in relation to any matter arising out of this Section and expressly waive any objections on the grounds of venue.

12. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY

     The indemnity and contribution agreements contained in Section 10 and
Section 11 and the agreements, representations, warranties and other statements of the Company, as described in this Agreement or made by or on behalf of them pursuant to this Agreement, shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, its directors or officers or any person
(including each officer or director of such person) controlling any Underwriter or by or on behalf of the Company, its directors or officers or any other person controlling the Company and (iii) acceptance of and payment for any of the
Shares. Each of the parties hereto agrees to notify each other party promptly of the commencement of any proceeding against it and, in the case of the Company, against any of the Company's executive officers, directors or the Secretary of the Company in connection with the issuance and sale of the Shares, or in connection with the Registration Statement, any of the Prospectuses or the
Admission.

13. JUDGMENT CURRENCY

     Each of the parties hereto acknowledges that the U.S. dollar (the
"Contractual Currency") is the sole currency of payment for all sums payable by any party under or in connection with Section 10 of this Agreement. If, under any applicable law and whether pursuant to a judgment being made or registered against any party or for any other reason, any payment under or in connection with Section 10 of this Agreement is made or fails to be satisfied in a currency
(the "Other Currency") other than the Contractual Currency then, to the extent that the payment (when converted into the Contractual Currency at the Rate of
Exchange on the date of payment or, if it is not practicable for the relevant party to purchase the Contractual Currency with the Other Currency on the date of payment, at the Rate of Exchange as soon thereafter as it is practicable for it to do so) actually received by the relevant party falls short of the amount due under the terms of Section 10 of this Agreement, the other party shall as a separate and independent obligation, indemnify and hold harmless such party against the amount of such shortfall. For the purpose of this Section 13, "Rate of Exchange" means the rate at which the relevant party is able on the relevant date in London to purchase the Contractual Currency with the Other Currency and shall take into account any premium and other costs of exchange.

                                       31

14. NOTICES

     Any action by the Underwriters hereunder may be taken by the Representative on behalf of the Underwriters, and any such action taken by the Representative shall be binding upon the Underwriters. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing and shall be delivered or sent by messenger, telex, overnight courier or facsimile transmission and, (i) if to the Underwriters, shall be sufficient in all respects if delivered or sent to HSBC Securities (USA) Inc., 452 Fifth Avenue,
Floor 20, New York, NY 10018 (fax: +1 212 525 8841), Attention: Graham
Shuttleworth, with a copy to: Cleary Gottlieb Steen & Hamilton LLP, City Place
House, 55 Basinghall Street, London EC2V 5EH (fax: 020 7600 1698) Attention:
Ashar Qureshi, (ii) if to the Sponsor shall be sufficient in all respects if delivered or sent to HSBC Bank plc, 8 Canada Square, Canary Wharf, London E14 5
HQ (fax: +44 20 7991 4441), Attention: Jan Sanders, with a copy to: Cleary
Gottlieb Steen & Hamilton LLP, City Place House, 55 Basinghall Street, London
EC2V 5EH (fax: 020 7600 1698) Attention: Ashar Qureshi, and (iii) if to the
Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at Randgold Resources Limited, La Motte Chambers,
La Motte Street, St. Helier Jersey JE1 1BJ, Channel Islands (fax: +44 1534 735
444), Attention: David Haddon, with a copy to: Fulbright & Jaworski L.L.P., 666
Fifth Avenue, New York, NY 10103 (fax: 212 318 3400), Attention: Steven Suzzan.

15. GOVERNING LAW; CONSTRUCTION; HEADINGS

     Except for Section 11, this Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed within the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

16. SUBMISSION TO JURISDICTION

     With the exception of Section 11, to the fullest extent permitted by applicable law, each of the parties hereto irrevocably agrees that any legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby may be instituted in any New York State or U.S.
federal court of competent jurisdiction located in the Borough of Manhattan, The
City of New York, New York, and irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum, and irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding.

     Each of the parties hereto waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including immunity to pre-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of this Agreement or the transactions contemplated hereby which is instituted in any New York State or U.S. federal court of competent jurisdiction located in the Borough of Manhattan, The City of New York, New York, or in any
foreign court. To the extent permitted by law, each of the parties hereto hereby waives

                                       32

any objection to the enforcement by any competent foreign court of any judgment validly obtained in any such proceeding. The Company hereby appoints CT
Corporation System, 111 8th Avenue, 13th Floor, New York, New York 10011 (the
"Process Agent") as its agent to accept and acknowledge on its behalf service of any and all process which may be served in any action, proceeding or counterclaim in any way relating to or arising out of this Agreement or the transactions contemplated hereby brought in such New York State or Federal court of competent jurisdiction sitting in the Borough of Manhattan, The City of New
York, New York. Such service may be made by delivering a copy of such process to the Company, in care of the Process Agent at the address specified above for the
Process Agent and obtaining a receipt therefor, and the Company hereby irrevocably authorizes and directs such Process Agent to accept such service on its behalf. The Company represents and warrants that the Process Agent has agreed to act as said agent for service of process, and agrees that service of process in such manner upon the Process Agent shall be deemed, to the fullest extent permitted by applicable law, in every respect effective service of process upon the Company, in any such suit, action or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such appointment of the Process Agent (or any successor thereto) in full force and effect for all applicable periods under this Agreement.

17. PARTIES OF INTEREST

     The Agreement herein described has been and is made solely for the benefit of the Underwriters, the Sponsor, the Company, and to the extent provided in
Sections 10 and 11 hereof the Indemnified Persons (including the controlling persons, directors and officers referred to in Section 10, and their respective successors, assigns, heirs, personal representatives and executors and administrators) and Indemnified Parties, respectively. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement, including under the Contracts (Rights of Third
Parties) Act 1999.

18. COUNTERPARTS

     This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

19. SUCCESSORS AND ASSIGNS

     This Agreement shall be binding upon the Underwriters, the Sponsor, the
Company and their successors and assigns and any successor or assign of any substantial portion of the Company's, the Sponsor's and any of the Underwriters'
respective businesses and/or assets.

20. MISCELLANEOUS

     (a) The parties hereto acknowledge and agree that the Representative, on behalf of the Underwriters, to the extent permitted by applicable laws, may effect transactions in the open market or otherwise in connection with the distribution of the Shares with a view to stabilizing or maintaining the market price of the Shares or the ADSs at levels other than those which might otherwise prevail in the open market. The parties hereto further agree than any loss
(including expenses) or profit sustained as a consequence of any such over-allotment or stabilizing activity

                                       33

shall be for the account of the Underwriters (in their capacity as such) and shall not be for the account of the Company. The Representative may make short sales of the Shares and the ADSs in connection with the Global Offering, resulting in the sale by the Representative of a greater number of Shares and
ADSs than it is required to purchase pursuant to the Underwriting Agreement. The short position resulting from those short sales will be deemed a "covered" short position to the extent that it does not exceed the Shares and the ADSs subject to the over-allotment option and will be deemed a "naked" short position to the extent that it exceeds that number. A naked short position is more likely to be created if the Representative is concerned that there may be downward pressure on the trading price of the Shares or the ADSs in the open market that could adversely affect investors who purchase Shares or ADSs in the Global Offering.
The Representative may reduce or close out its covered short position either by exercising the over-allotment option or by purchasing Shares or ADSs in the open market. In determining which of these alternatives to pursue, the Representative will consider the prices at which ordinary shares or ADSs are available for purchase in the open market as compared to the price at which it may purchase through the over-allotment option. Any naked short position will be closed out by purchasing Shares or ADSs in the open market. Similar to other stabilizing transactions described below, open market purchases made by the Representative to cover all or a portion of its short position may have the effect of preventing or retarding a decline in the market price of the Shares or the ADSs following the Global Offering. As a result, the Shares or the ADSs may trade at a price that is higher than the price that otherwise might prevail in the open market. Notwithstanding any other provision of this paragraph (a), the
Representative shall undertake no stabilizing or over-allotment activity unless the same is permitted by the U.K. FSA's Code of Market Conduct or applicable
U.S. laws and regulations.

     (b) This Agreement embodies the entire agreement and understanding among the Company, the Sponsor and the Underwriters and supersedes all prior agreements and understandings among the Company, the Sponsor and the
Underwriters relating to the subject matter hereof; provided, however, that nothing in this Agreement shall exclude any liability which any of the parties would otherwise have in respect of any statements made fraudulently by any other of them prior to the execution of this Agreement or any rights which any of them may have in respect of fraudulent concealment by any other of them.

     (c) All sums payable to the Underwriters, the Sponsor, and to the extent provided in Sections 10 and 11 hereof the Indemnified Parties referred to in
Section 11 and the controlling persons, directors and officers referred to in
Section 10 (each a "Payee") hereunder shall be paid free and clear of all deductions or withholdings unless the deduction or withholding is required by law, in which event the relevant person shall pay such additional amount as will be required to ensure that the net amount received by such Payee shall equal the full amount which would have been received by it had no such deduction or withholding been made.

                                       34

     If the foregoing correctly sets forth the understanding among the Company, the Sponsor and the Underwriters, please sign and return two counterparts hereof, whereupon this letter and your acceptance shall constitute a binding agreement among the Company, the Sponsor and the Underwriters, severally.

                                        Very truly yours,

                                        RANDGOLD RESOURCES LIMITED

                                        By:
                                            ------------------------------------

                                        Name:
                                              ----------------------------------

                                        Title:
                                               ---------------------------------

Accepted as of the date hereof

HSBC SECURITIES (USA) INC.

As Global Coordinator and as
Representative of the several
Underwriters named in Schedule 1
hereto.

By: HSBC SECURITIES (USA) INC.

By:
    ---------------------------------

Name:
      -------------------------------

Title:
       ------------------------------

HSBC BANK PLC

As Sponsor.

By: HSBC BANK PLC

By:
    ---------------------------------

Name:
      -------------------------------

Title:
       ------------------------------

                                       35

                                   SCHEDULE 1
                 [TO INSERT DETAILS OF UNDERWRITERS/COMMITMENTS]

                                       36

                                   SCHEDULE 2

                             FORM OF OVER-ALLOTMENT
                                 EXERCISE LETTER

                                                                        __, 2005

Randgold Resources Limited
La Motte Chambers
La Motte Street
St. Helier Jersey JE1 1BJ
Channel Islands

     Attn: David Haddon

Ladies and Gentlemen:

HSBC Securities (USA) Inc. hereby irrevocably exercises the option contained in
Section 1(b) of the Underwriting Agreement dated October [_], 2005 among
Randgold Resources Limited (The "COMPANY") and HSBC Securities (USA) Inc., as
Representative of the underwriters listed in Schedule 1 thereto (the
"UNDERWRITING AGREEMENT"), in respect of __________ additional ordinary shares of the Company (the "OPTION SHARES"), some of which may be delivered in the form of ADSs. The time and date of payment and delivery for the Option Shares shall be ___________.

Terms used and not otherwise defined in this letter shall have the meanings as in the Underwriting Agreement.

Very truly yours,

HSBC SECURITIES (USA) INC.

Acting on behalf of itself and the several Underwriters

By: HSBC SECURITIES (USA) INC.

By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

cc: Steven Suzzan, Esq.
    Ashar Qureshi, Esq.

                                       37

                                     ANNEX A

1.   EUROPEAN ECONOMIC AREA

     1.1 In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State
(the "Relevant Implementation Date") it has not made and will not make an offer of the Shares or ADSs to the public in that Relevant Member State prior to the publication of a prospectus in relation to Shares and ADSs which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the
Prospectus Directive, except that it may, with effect from and including the
Relevant Implementation Date, make an offer of Shares or ADSs to the public in that Relevant Member State at any time:

     (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

     (b) to any legal entity which has two or more of (1) an average of at least
250 employees during the last financial year; (2) a total balance sheet of more than Euro 43,000,000 and (3) an annual net turnover of more than Euro
50,000,000, as shown in its last annual or consolidated accounts; or

     (c) in any other circumstances which do not require the publication by the
Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer of Shares or ADSs to the public" in relation to any Shares or ADSs in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Shares or ADSs to be offered so as to enable an investor to decide to purchase or subscribe for the Shares or ADSs, as the same may be varied in that Member State by any measure implementing the
Prospectus Directive in that Member State and the expression "Prospectus
Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

2.   UNITED KINGDOM

     2.1 In relation to the United Kingdom, each underwriter represents and agrees that:

     (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the U.K. Financial
Services and Markets Act 2000 ("U.K. FSMA")) received by it in connection with the issue or sale of the Shares and/or ADSs in circumstances in which Section
21(1) of the U.K. FSMA does not apply to the Company; and

                                       38

     (b) it has complied and will comply with all applicable provisions of the
U.K. FSMA with respect to anything done by it in relation to the Shares and/or
ADSs in, from or otherwise involving the United Kingdom.

3.   FRANCE

     3.1 In relation to France, each underwriter represents and agrees that, in connection with its initial distribution of the Shares and ADSs, (i) no prospectus (including any amendment, supplement or replacement thereto) has been prepared in connection with the offering of the Shares and ADSs that has been approved by the Autorite des marches financiers or by the competent authority of another State that is a contracting party to the Agreement on the European
Economic Area and notified to the Autorite des marches financiers, (ii) it has not offered or sold and will not offer or sell, directly or indirectly, Shares or ADSs to the public in France except to permitted investors ("Permitted
Investors") consisting of persons licensed to provide the investment service of portfolio management for the account of third parties, qualified investors
(investisseurs qualifies) acting for their own account and/or corporate investors meeting one of the four criteria provided in D 34 1-1 of the French
Code Monetaire et Financier and belonging to a "limited circle of investors"
(cercle restreint d'investisseurs) acting for their own account, with "qualified investors" and "limited circle of investors" having the meaning ascribed to them in Article L. 411-2 of the French Code Monetaire et Financier and applicable regulations thereunder, (iii) it has not released, issued or distributed this prospectus, any prospectus supplement, or any other materials related to the offering or information contained therein relating to the Shares and/or ADSs or caused any such document or information to be released, issued or distributed to the public in France except to Permitted Investors, and (iv) the direct or indirect resale to the public in France of any Shares and/or ADSs acquired by any Permitted Investors may be made only as provided by Articles L.411-1, L.
411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the French Code Monetaire et
Financier and applicable regulations thereunder.

4.   CANADA

     4.1 In relation to Canada, each Underwriter represents and agrees that the sale and delivery of the Shares and/or ADSs to any purchaser in Canada or who is a resident thereof by such Underwriter shall be made so as to be exempt from the prospectus filing and registration requirements of all Canadian Securities Laws.

5.   JERSEY

     5.1 Each Underwriter represents and agrees that it has not and will not circulate, and that it has not procured and will not procure the circulation of, any prospectus within the meaning of Article 1 of the Companies (Jersey) Law
1991, as amended, on behalf of the Company in any part of the world in relation to any Shares and/or ADSs without the Company having obtained the prior written consent of the Jersey Registrar of Companies to such circulation.

                                       39

                                     ANNEX B

1.   PRIOR TO THE DATE OF THIS AGREEMENT

     1.1 Three copies of the International Prospectus (and any supplementary prospectus) to be submitted for approval by the U.K. Listing Authority pursuant to the U.K. Prospectus Rules and U.K. FSMA, including a copy of each document incorporated by reference

     1.2 Application for Admission of Securities and LSE form 1.

     1.3 The original application for the approval of the International
Prospectus (Form A).

     1.4 The checklist to be submitted to the U.K. Listing Authority in accordance with paragraph 3.1.1(3) of the U.K. Prospectus Rules.

     1.5 Two copies of an original non-applicable letter from the Company to be submitted to the U.K. Listing Authority pursuant to paragraph 3.1.1(4) of the
U.K. Prospectus Rules.

     1.6 If applicable, two copies of an original letter from the Company requesting omission of information from the International Prospectus, containing the information set out in paragraph 2.5.3 of the U.K. Prospectus Rules, to be submitted to the U.K. Listing Authority in accordance with paragraph 3.1.1(6) of the U.K. Prospectus Rules.

     1.7 Original Issuer Contact Details form to be submitted to the U.K.
Listing Authority in accordance with paragraph 3.1.1(9) of the U.K. Prospectus
Rules.

     1.8 A copy of the verification notes signed by or on behalf of all the directors of the Company together with copies of the annexes to or material referred to in the verification notes.

     1.9 A certified true copy of the minutes of board of directors of the
Company at which resolutions were passed in the agreed form, inter alias, approving the International Prospectus and (where appropriate) the other documents referred to in this Agreement and authorizing the execution of this
Agreement by the Company, together with a certified true copy of all documents referred to as being produced at such meeting to the extent not otherwise provided or supplied to the Sponsor.

     1.10 A certified true copy of the minutes of the board of directors of the
Company at which resolutions were passed in the agreed form, inter alias, authorizing the steps to be taken by the Company in connection with the allotment and pricing of the Shares.

     1.11 A form of definitive share certificate for the Shares.

     1.12 Two original signed copies of the working capital report duly signed by PricewaterhouseCoopers on the date of the International Prospectus.

     1.13 The following letters:

                                       40

     (a) two original letters, in the agreed form, signed by the Company in relation to paragraph 8.4.8(3) of the U.K. Listing Rules;

     (b) two original letters, in the agreed form, signed by the Company in relation to paragraph 8.4.9(3) of the U.K. Listing Rules;

     (c) two original letters, in the agreed form, signed by the Company in relation to paragraph 8.3.4 of the U.K. Listing Rules; and

     (d) two original letters, in the agreed form, signed by the Company's solicitors in relation to paragraph 8.4.9(3) of the U.K. Listing Rules.

     1.14 A certified copy of the signing authority and responsibility statement signed by each director of the Company.

     1.15 An original copy of the letter from PricewaterhouseCoopers consenting to the inclusion of its name and the references to it in the form and context in which they are respectively included.

     1.16 Two original copies of the comfort letters and/or reports signed by
PricewaterhouseCoopers on the date of the International Prospectus, in the agreed form:

     (a) in respect of the working capital statement in the Prospectus and made to the U.K. Listing Authority under paragraph 6.1.16 of the U.K. Listing Rules;

     (b) in respect of the extraction and presentation of the financial information in the International Prospectus;

     (c) in respect of the significant change statement in the International
Prospectus;

     (d) in respect of the statement of capitalization and indebtedness in the
International Prospectus;

     (e) confirming all material matters which have come to its attention have been disclosed in writing to the Sponsor; and

     (f) relating to the omission from the International Prospectus of information required under item 25.1 of Annex 1 of the U.K. Prospectus Rules.

     1.17 One set of the documents stated in the International Prospectus as being available for inspection.

     1.18 Any relevant confirmation or information to enable the Sponsor to give the required information in the Pricing Statement in accordance with paragraph
8.4.9(2) and 3.3.3(2) of the U.K. Listing Rules.

2.   48 HOURS BEFORE HEARING ON THE APPLICATIONS FOR ADMISSION

                                       41

     2.1 Thee copies of the International Prospectus (and any supplementary prospectus) bearing evidence of formal approval of the U.K. Listing Authority pursuant to the U.K. Prospectus Rules and U.K. FSMA, including a copy of each document incorporated by reference.

3.   AFTER HEARING OF THE APPLICATIONS FOR ADMISSION

     3.1 As soon as reasonably practicable after the U.K. Listing Authority has considered the application for admission to the Official List:

     (a) an original letter from the Company containing the information specified at paragraph 3.3.5(1) of the U.K. Listing Rules; and

     (b) an original Issuer's Declaration required to be submitted to the U.K.
Listing Authority under paragraph 3.3.5(2) of the U.K. Listing Rules.

     3.2 An original letter from the Company to be submitted to the London Stock
Exchange in accordance with paragraph 2.7 of the Admission Standards.

--------------------------------------------------------------------------------
Exhibit A

Form of Opinion of Fulbright & Jaworski, L.L.P. pursuant to Section 7(c) of the
Underwriting Agreement

--------------------------------------------------------------------------------
Exhibit B

Form of Opinion of Ogier & Le Masurier pursuant to Section 7(d) of the
Underwriting Agreement

--------------------------------------------------------------------------------
Exhibit C

Section 7(e)

--------------------------------------------------------------------------------
Exhibit D

Section 7(f)

--------------------------------------------------------------------------------
Exhibit E

Section 7(g)

--------------------------------------------------------------------------------
Exhibit F

                                       42

Section 7(i)

--------------------------------------------------------------------------------
Exhibit G

Section 7(q)

--------------------------------------------------------------------------------

                                       43